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                                                                    EXHIBIT 10.5




                              EMPLOYMENT AGREEMENT


         AGREEMENT made and entered into this 1st day of February, 1998, but as of the Effective Date hereinafter defined, by and between the proposed SOUTHERN ARIZONA COMMUNITY BANK ("SACB") and JOSEPH D. REID ("Employee");


         WHEREAS, SACB has retained the services of the Employee as chairman of the board and chief executive officer, and the Employee has accepted such employment; and

         WHEREAS, the parties desire to enter into this Agreement, which is intended to set forth in its entirety the terms and conditions of the employment relationship between SACB and the Employee;

         WHEREAS, the board of directors of SACB has approved this Agreement as evidenced by the signature of the chairman of the board, who is authorized to enter into this Agreement with the Employee;

         NOW, THEREFORE, IT IS AGREED as follows:

         1. Employment. The Employee is employed to render services to SACB as are customarily performed by the chairman of the board of directors and chief executive officer. It is recognized that this position is part-time.

         2. Compensation. There shall be no cash compensation.

         3. Term. The initial term of employment under this Agreement shall be for a period of three (3) years, commencing on the Effective Date hereof. Beginning on the anniversary date of the commencement of the second year of this Agreement, its term shall be extended automatically for a period of one (1) year in addition to the then remaining years of this Agreement unless either SACB or the Employee gives contrary written notice to the other not less than 45 days in advance of the anniversary date of the Agreement. Each year thereafter this Agreement shall be extended automatically for a period of one (1) year. Reference in this Agreement or in any notice given hereunder to the term of this Agreement shall refer both to such initial term and to such extended terms.

         4. Effective Date. For the purpose of this Agreement, the "Effective Date" is the date upon which the Employee shall enter upon the performance of his duties, which is agreed to be no sooner than commencement of business by SACB.

         5. Standards. The Employee shall perform his duties under this Agreement in accordance with reasonable standards established from time to time by the board of directors of
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SACB.

         6. Termination of Employment.

                  (a) The Employee's employment under this Agreement may be terminated at any time by the board of directors of SACB, with or without cause (as defined below). The Employee shall have no right to receive Severance Pay or any other remuneration whatsoever under this Agreement for any period after voluntary termination or termination for cause. For purposes of this Agreement, for "cause" shall mean termination for any of the following reasons:

                           (i) Personal dishonesty materially affecting SACB or
                  any affiliate;

                           (ii) Willful misconduct;

                           (iii) Willful breach of a fiduciary duty involving
                  personal profit;

                           (iv) Intentional failure to perform stated duties;

                           (v) Willful violation of any law, rule, or regulation
                  relating to the operation of SACB or any of its affiliates;

                           (vi) The order of any court or supervising agency
                  with jurisdiction over the affairs of SACB or any subsidiary;
                  or

                           (vii) The Employee's violation of any provision of
                  this Agreement.

                           (viii) Unauthorized acts outside the scope of
                  employment which tend to disparage SACB or lessen its good will.

                  (b) This Agreement may be terminated by the Employee at any time upon ninety (90) days' written notice to SACB or upon such shorter period as may be agreed upon between the Employee and the board of directors of SACB. In the event of such termination, SACB shall be obligated only to continue to pay the Employee's salary and provide the other benefits provided by this Agreement up to the date of the termination.

                  (c) In the event of the death of the Employee during the term of this Agreement, the Employee's estate shall be entitled to receive the benefits due the Employee through the last day of the calendar month in which his death shall have occurred.

                  (d) If the Employee is temporarily prohibited from participating in the conduct of SACB's affairs at the request of or by the order of any court or supervising agency with jurisdiction, SACB's obligations under this Agreement shall not terminate
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         and the Employee shall be placed on administrative leave. If the charges in the proceeding out of which such request or order is issued mature into a permanent prohibition order, unless stayed by appropriate proceedings, SACB's obligations hereunder shall terminate as of the effective date of such permanent order.

                  (e) All obligations under this Agreement may be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of SACB:

                           (i) By the Federal Deposit Insurance Corporation
                  ("FDIC") at the time the FDIC enters into an agreement to provide assistance to or on behalf of SACB or any affiliate; and

                           (ii) By the Federal Reserve Board ("FRB"), or any
                  other agency, at the time the FRB approves a supervisory merger to resolve problems related to the operation of SACB or any affiliate or when SACB is determined by the FRB to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         7. Employment Options. The Employee shall be granted employment options. Each option shall expire on December 31, 2005. Each option, upon exercise, shall require the option holder to pay to SACB a price equivalent to the original price of each share of common stock issued by SACB at the time of its formation. It is anticipated that the price will be $14.00 per share, therefore, $14.00 per option.

                  Options shall be granted to the Employee in accordance with the following schedule:

                           February   , 1998                      20,000
                           February   , 1999                       5,000
                           February   , 2000                       5,000

                  The total number of options issued in accordance with this provision shall equal 30,000. All options shall be vested in the Employee on the date that said options are granted.

                  All options allocated in the aforementioned schedule shall issue to the Employee in the event of termination of employment, without cause.

         8. Sale of Southern Arizona Community Bank. Although not intended by either party, the sale of SACB during the term of employment is recognized as a possibility.

                  In the event that SACB is sold to Sun Community Bancorp Limited, then, each of the options owing to the Employee shall be converted into options of Sun Community Bancorp Limited applying the same ratio and to the same extent that stock of SACB is converted into stock of Sun Community Bancorp Limited. All options shall be immediately
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vested irrespective of the date of a sale to Sun Community Bancorp Limited as described herein.

                  In the event that a sale is made to a third party, then all allocated options shall issue and be vested irrespective of the date of sale.

         9. No Assignments. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of the rights or obligations hereunder without first obtaining the written consent of the other party.

         10. Notices. Any notices under this Agreement shall be deemed given when in writing and delivered personally or sent by certified mail, postage prepaid, to the last known address of the party to whom notice is given. If sent by mail, notice shall be deemed given on the second day after mailing.

         11. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         12. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

         13. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         14. Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.
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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                        EMPLOYER:

                                        SOUTHERN ARIZONA COMMUNITY BANK

                                        By
                                          --------------------------------------
                                          Joseph D. Reid
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

                                        EMPLOYEE:

                                          --------------------------------------
                                          Joseph D. Reid